EXHIBIT 23
CONSENT OF INDEPENDENT AUDITORS
We consent to incorporation by reference in the registration statements (Nos. 333-120663, 333-11097 and 333-67208) on Form S-8 of Mitcham Industries, Inc. of our report dated April 13, 2006, which report appears in the January 31, 2006 annual report on Form 10-K of Mitcham Industries, Inc.
/s/ Hein & Associates LLP
Certified Public Accountants
Houston, Texas
June 13, 2006